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                                                                   EXHIBIT 10.20

                              CONSULTING AGREEMENT
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        This Consulting Agreement (the "Agreement") is made as of May 1, 1997, by and between Ferrofluidics Corporation (the "Company"), a Massachusetts corporation with its principal place of business at 40 Simon Street, Nashua, New Hampshire, and Paul F. Avery, Jr. ("Consultant") of 178 Drinkwater Road, Kensington, New Hampshire.

        WHEREAS, Consultant has been employed by the Company as its Chairman of the Board of Directors and Treasurer pursuant to that certain Amended and Restated Employment Agreement dated as of May 17, 1996 (the "Employment Agreement");

        WHEREAS, the Company and Consultant desire to terminate the Employment Agreement and the Consultant's employment with the Company;

        WHEREAS, the Company desires to retain Consultant to render consulting and advisory services to the Company on an independent contractor basis and on the terms and conditions set forth herein;

        WHEREAS, Consultant desires to furnish such consulting and advisory services to the Company on an independent contractor basis and on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree:

        1. TERMINATION OF EMPLOYMENT: ENGAGEMENT OF CONSULTANT. The Company and Consultant acknowledge and agree that Consultant's employment with the Company pursuant to the Employment Agreement is terminated effective as of the date hereof, and that the Employment Agreement shall be deemed to have been terminated as of the date hereof and shall be of no further force or effect. Subject to the terms and conditions set forth in this Agreement, the Company hereby retains Consultant for the term set forth in Section 2 as a consultant and advisor to the Company.

        2. TERM. This Agreement shall commence on the date hereof and shall continue for a period of three (3) years (such period being referred to as the "Consultation Period"), unless sooner terminated in accordance with the provisions of Section 5. The parties hereto may extend the Consultation Period upon mutual written agreement.

        3. SERVICES. Consultant agrees to perform such consulting, advisory and related services for the Company as may be reasonably requested from time to time by the Company (the "Services"). During the Consultation Period, Consultant shall perform the Services under the direction and restriction of the Chief Executive Officer of the Company.







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        4.      COMPENSATION.

                a. CONSULTING FEES. During the term of this Agreement, Company shall pay to Consultant consulting fees at a rate of $10,000 per month, payable in arrears on the last day of each month. Payment for any partial month shall be prorated.

                b.      MATTERS CONCERNING RESTRICTED STOCK AND STOCK OPTIONS.

                        (i) Notwithstanding any provision to the contrary contained in any other agreement, all shares of restricted stock granted to Consultant pursuant to any plan maintained by the Company and held by Consultant on the date hereof (whether vested or unvested) shall become fully vested as of the date hereof.

                        (ii) Notwithstanding any provision to the contrary contained in any other agreement, all options to purchase stock of the Company granted to Consultant under any plan maintained by the Company and held by Consultant on the date hereof (whether exercisable or unexercisable) shall become fully vested and exercisable and may hereafter be exercised by Consultant until the expiration date thereof.

                c. LIFE INSURANCE. The Company and Consultant acknowledge that the Company has paid all premiums due or payable through November 5, 1997 (the "Paid-Up Premium Date"), relating to that certain life insurance policy (Policy # 41019258) on the life of Consultant in the amount of one million dollars ($1,000,000) (the "Life Insurance Policy"). The Company and Consultant agree that the Company shall not take any action that would be inconsistent with maintaining such policy through the Paid-Up Premium Date, but that the Company shall have no obligation to maintain such policy at any time following the Paid-Up Premium Date; provided, however, that Consultant shall be entitled to assume the Company's obligations under the Life Insurance Policy and continue to maintain such policy in accordance with its terms following the Paid-Up Premium Date. Each of the Company and Consultant shall use its or his best efforts to arrange for the assumption by Consultant on the Paid-Up Premium Date of the Company's obligations under the Life Insurance Policy.

                d. RETIREMENT PLANS. In connection with the termination of Consultant's employment with the Company on the date hereof, Consultant shall be entitled to participate in and enjoy the benefit of the Company's retirement, supplementary retirement, deferred compensation or similar plans, programs or arrangements as available to the Company's management as of the date hereof.

                e. HEALTH, MEDICAL AND WELFARE PLANS. Consultant may, at his sole expense, elect to continue his group health insurance pursuant to COBRA.

                f. 401(k) PLAN. The Company shall use its best efforts to assist Consultant in the roll over or withdrawal of his interest in the Company's Tax Savings and Deposit and




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Investment Plan (the "401(k) Plan"), all in accordance with and subject to applicable law and the terms of the 401(k) Plan.

                g. REIMBURSEMENT OF EXPENSES. The Company shall reimburse Consultant for all reasonable and necessary expenses incurred or paid by Consultant in connection with, or related to, the performance of the Services under this Agreement; provided, however, that the Company shall provide all airline tickets to Consultant on a prepaid basis in connection with all travel by Consultant for purposes of performance of the Services hereunder. Consultant shall submit to the Company itemized monthly statements, in a form reasonably satisfactory to the Company, of such expenses incurred in the previous month. The Company shall pay to Consultant amounts shown on each such statement within thirty (30) days after receipt thereof.

        5.      TERMINATION OF CONSULTANCY AND TERMINATION COMPENSATION.

                a. GENERAL TERMINATION COMPENSATION. If Consultant's consultancy is terminated pursuant to Sections 5b or 5d, the Company shall continue to make payments to Consultant (or, if applicable, to Consultant's beneficiary) as provided in Section 4a for the balance of the Consultation Period.

                b. DEATH OR DISABILITY.. In the event Consultant dies or becomes disabled during the Consultation Period, his consultancy hereunder shall automatically terminate. For the purpose of this Agreement, "disability" shall refer to a situation in which Consultant is totally disabled from performing Services for the Company during a period of thirteen (13) consecutive weeks.

        If any question shall arise as to whether during any period Consultant has suffered a disability, Consultant may, and at the request of the Company will, submit to the Company a certification in reasonable detail by a physician selected by Consultant or his guardian to whom the Company has no reasonable objection as to whether Consultant was so disabled and such certification shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and Consultant shall fail to submit such certification, the Company's determination of such issue shall be binding on Consultant.

                c. BY THE COMPANY FOR CAUSE. The Company may terminate Consultant's consultancy hereunder for cause at any time upon notice to Consultant setting forth in reasonable detail the nature of such cause. The following, as determined by the Board of Directors of the Company in its good faith and reasonable judgment, shall constitute "cause" for termination:

                        (1) Consultant's embezzlement of funds of or theft from the Company or other material dishonesty with respect to the Company or any of its affiliates; or




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                        (2)     Conviction of, or plea of nolo contendere to, a
felony or other crime involving moral turpitude (it being understood that violation of a motor vehicle code does not constitute such a crime); or

                        (3) Conduct engaged in or action taken or omitted to be taken by Consultant which is in material breach of this Agreement, in which case where such breach is incapable of being cured and remains uncured after written notice by the Company to Consultant; or

                        (4) Gross or willful misconduct of Consultant with respect to the Company or any subsidiary or affiliate thereof.

        Upon the giving of notice of termination of Consultant's consultancy hereunder for cause, the Company shall have no further obligation or liability to Consultant, other than the payment of consulting fees earned and unpaid at the date of termination and the contribution by the Company to the cost of Consultant's participation (subject to any required contribution by Consultant under the terms of the applicable plans) in the Company's group health and medical plans as the same are in effect from time to time for so long as Consultant is entitled to continue such participation under applicable law and plan terms.

                d. BY THE COMPANY OTHER THAN FOR CAUSE. The Company may terminate Consultant's consultancy hereunder other than for cause at any time upon sixty (60) days' written notice to Consultant.

                e. BY CONSULTANT. Consultant may terminate his consultancy hereunder at any time upon sixty (60) days' written notice to the Company.

        6. INDEPENDENT CONTRACTOR STATUS. Consultant shall perform all services under this Agreement as an "independent contractor" and not as an employee or agent of the Company. Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.

        7. ASSIGNMENT. Neither the Company nor Consultant may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that (i) the Company may assign its rights and obligations under this Agreement without the consent of Consultant in the event that the Company shall hereafter effect a reorganization, consolidate with, or merge into, any other person or entity or transfer all of its properties or assets to any other person or entity, and (ii) Consultant may assign its rights and obligations under this agreement without the consent of the Company to P.F. Avery Corporation. This Agreement shall inure to the benefit of and be binding upon the Company and Consultant, their respective successors, executors, administrators, heirs and permitted assigns.





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        8.      SEVERABILITY. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

        9. WAIVER. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

        10. NOTICES. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed given when delivered by hand, telex or facsimile, or if mailed, five days after mailing (two business days in the case of courier service), to the parties as follows:

         If to Consultant:          Paul F. Avery, Jr.
                                    178 Drinkwater Road
                                    Kensington, NH 03833

         If to the Company:         Ferrofluidics Corporation
                                    40 Simon Street
                                    Nashua, NH 03061
                                    Attn: Salvatore J. Vinciguerra

        11. ENTIRE AGREEMENT. This Agreement and the Non-Disclosure/Non-Compete Agreement dated September 22, 1993 between the Company and Consultant constitute the entire agreement between the parties and supersede all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of Consultant's consultancy and prior employment with the Company.

        12. AMENDMENT. This Agreement may be amended or modified only by a written instrument signed by Consultant and by an expressly authorized representative of the Company.

        13. HEADINGS. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope of or content of any provision of this Agreement.





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        14.     COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

        15. GOVERNING LAW. This is a New Hampshire contract and shall be construed and enforced under and be governed in all respects by the laws of The State of New Hampshire, without regard to the conflict of laws principles thereof.


                                  [END OF TEXT]





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        IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by Consultant, as of the date first above written.


"CONSULTANT"                          FERROFLUIDICS CORPORATION

/s/ Paul F. Avery, Jr.                By: /s/ Salvatore J. Vinciguerra
----------------------------              -------------------------------------
Paul F. Avery, Jr.                        Salvatore J. Vinciguerra
                                          President and Chief Executive Officer





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                            ASSIGNMENT AND ASSUMPTION

Paul F. Avery, Jr. ("Avery") hereby assigns his rights and obligations under the second sentence of Section 1, Sections 2, 3, 4a, and 4g, Sections 6 through 10 and Sections 12 through 15 (collectively, the "Assigned Provisions"), of the Consulting Agreement dated May 1, 1997 between Ferrofluidics Corporation and Avery, and P.F. Avery Corporation ("P.F. Avery") hereby agrees to be bound by and perform all of Avery's obligations under the Assigned Provisions of the Consulting Agreement as if a party thereto. P.F. Avery further agrees to make Avery available to provide the Services set forth in Section 3 of the Consulting Agreement. Avery and P.F. Avery acknowledge that the provisions of Section 5b shall relate to the death or disability of Avery and that the provisions of
Section 5c shall relate to the conduct of Avery or P.F. Avery.


Date: May 2, 1997
                                               /s/ Paul F. Avery, Jr.
                                               -------------------------------
                                               Paul F. Avery, Jr.


                                               P.F. AVERY CORPORATION



                                               /s/ Paul F. Avery, Jr.
                                               -------------------------------
                                               Name Paul F. Avery, Jr.
                                               Title: President




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